                                                                  EXHIBIT 10.18


               EMPLOYMENT AGREEMENT AND NON-COMPETITION AGREEMENT

         EMPLOYMENT AGREEMENT AND NON-COMPETITION AGREEMENT dated December 31, 1996 by and between EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company") and Gary Hahs ("Executive").

         WHEREAS, the Company desires to employ Executive and provide severance pay in the event of termination without case as provided in this Agreement;

         WHEREAS, the Company has adopted an enhanced Annual Incentive Plan for Key Management in which Executive shall be permitted to participate upon execution of this Agreement; and

         WHEREAS, the Company intends to convey confidential information to facilitate the employment of Executive; and WHEREAS, the Company seeks to protect its legitimate business interests with regard to the conveyance of confidential information to Executive in the event of the termination of Executive's employment for any reason; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

         1. Term of Employment. This Agreement shall commence on December 31, 1996 and shall terminate on December 31, 1997 (the "Employment Term"), except as otherwise provided in this Agreement. The Company, at its sole option and discretion, may extend the term of this Agreement until December 31, 1998, upon written notice to Executive on or before November 30, 1997.

         2. Duties. During the Employment Term, Executive shall devote substantially all of his business time and best efforts to the performance of this duties hereunder and shall not engage in any other business, profession or occupation for compensation or otherwise.

         3. Base Salary. During the Employment Term, the Company shall pay Executive a base salary (the "Base Salary") at the annual rate of not less than $141,827, payable in arrears, in accordance with the usual payment practices of the Company. Executive's Base Salary shall be subject to annual review for possible increase, and the Company's sole discretion, at the end of February or in March of each year during the Employment Term.

         4. Incentive Compensation. The Executive shall be permitted to participate in the Company's Annual Incentive Plan for Key Management and his rights are governed solely by the terms of the Plan as it may be in effect from time to time.

         5. Stock Options. The Executive shall be permitted to participate in the Company's Executive Stock Option Plan, and his rights are governed solely by the terms of that Plan as it may be in effect from time to time, and his Executive Stock Option Agreement(s) as in effect from time to time.

         6. Employee Benefits. During the Employment Term, Executive shall be provided employee benefits as shall be maintained by the Company from time to time on the same basis as the other similarly situated executives of the Company.

         7. Business Expenses and Perquisites. The Company shall reimburse such of Executive's travel, entertainment and other business expenses as are reasonably and necessarily incurred by Executive during the Employment Term in the performance of his duties hereunder, in accordance with the Company's policies as in effect from time to time. During the Employment Term, Executive shall be furnished with a car allowance in accordance with the Company's policy as in effect from time to time.

         8. Termination. Notwithstanding Section 1, this Agreement shall terminate automatically upon the death or disability of Executive.

         9. Severance Payments on Termination.

                  (a) Without Cause by the Company. If Executive's employment is terminated by the Company during the Employment Term without "cause," Executive shall receive in lieu of any other compensation, benefits or payments, continued periodic payment of Base Salary for nine months following date of termination. "Cause" shall be defined as set forth in
         Section 4(f)(i)(A) through (E) of the Eye Care Centers of America Executive Stock Option Plan effective in September, 1996. Severance pay shall be forfeited and will cease immediately upon Executive entering into competition as defined in Section (10)(a)(i) of this Agreement; however, the Company's right to enforce the non-competition provisions of this Agreement shall not end upon the Executive's forfeiture by entering into competition.

                  (b) Disability. Upon termination of Executive's employment hereunder for disability, Executive shall receive his Base Salary through the date on which Executive is first eligible to receive payment of disability benefits under the Company's employee benefit plans as then in effect, and if no such plan is in effect, through the month ending 180 days after onset of disability. "Disability" as used herein shall mean the inability of Executive, notwithstanding any reasonable accommodation the Company may make, to perform his customary duties due to any condition of physical or mental illness, injury, disease or other incapacity, which condition has existed or may reasonably be expected to continue for six consecutive months or for an aggregate of six months in any 24 consecutive months. Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.

                  (c) Death. Upon termination of Executive's employment hereunder for death, Executive shall receive his Base Salary at the rate in effect at the time of Executive's death through the end of the month in which his death occurs.

                  (d) Executive shall not be entitled to any payment or benefit upon termination of his employment, except for payments of Base Salary expressly provided in this Section 9, any rights under the Company's Executive Stock Option Plan and Agreement(s), and any statutory rights such as COBRA.

         10. Non-Competition. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company. Executive and the Company agree that the Company will, in the course of Executive's employment, provide Executive with highly confidential and sensitive information, which, if revealed to the Company's competitors, would provide those competitors with an unfair advantage over the Company. The Parties agree that the Company would not divulge this information to Executive were it not for

Executive's promise not to disclose this information as set forth in Section 9 of this Agreement. Accordingly, Executive agrees as follows:

                  (a)(i) During the Employment Term of this Agreement, including any extension(s), and thereafter while receiving any severance pay under Section 9(a) of this Agreement, Executive shall not enter into any competitive endeavors with and shall not undertake any commercial activity which is in direct competition with the Company, including becoming an employee, owner, officer, agent or director of any firm or person in any geographic areas in Texas, Ohio, or Arkansas, which engages in optical retailing; and

                  (ii) Except in the event of a termination of employment by the Company during the Employment Term with or without cause, Executive shall not without the Company's written consent, for the longer of (a) one year following termination of his employment or (b) until December 31, 1998, serve as an employee, owner, officer, agent or director of any firm or person in any geographic areas in Texas, Ohio, or Arkansas which engages in optical retaining. Nothing in this Section 10(a) shall prohibit Executive from owning passive investments of not more than 1% of the outstanding shares of any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market.

                  (b) For the longer of (i) one year following termination of his employment, with or without cause, including any termination upon or after expiration of the Employment Term, and (ii) until December 31, 1998, Executive shall not directly or indirectly induce any employee of the Company to engage in any activity in which

         Executive is prohibited from engaging by Section 10(a)(i) or (ii) above or to terminate his employment with the Company, and shall not directly or indirectly employ or offer employment to any such person unless such person shall have ceased to be employed by the Company and such cessation of employment shall have occurred at least 12 months prior thereto.

         11. Confidentiality. Executive shall not, during the Employment term (including extensions) or thereafter, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership or corporation any Confidential Information, as hereinafter defined, except while employed by the Company in the business of and for the benefit of the Company or when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative body or legislative body, including a committee thereof, with jurisdiction to order him to divulge, disclose or make accessible such Information; provided, that in the case of any such requirement or purported requirement Executive shall provide written notice to the Company prior to producing such Information, which notice shall be given at least 10 days prior to the producing of such Information, if practicable, so that the Company may seek a protective order or other appropriate remedy. For purposes of this Agreement, "Confidential Information" shall mean all non-public information concerning the business of the Company, including, without limitation, information relating to its product development, customer lists, relationships with customer, financial information, business and marketing plans and strategies, operating policies and manuals, and current or prospective transactions, except for specific items which become publicly available information other than through a breach by Executive of his fiduciary duty or any confidentiality agreement, including without limitation this Section 11. Executive agrees that upon termination of his employment hereunder for any reason, he shall return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company, except that he may retain personal notes, notebooks and diaries. Executive further agrees that he shall not retain or use for his account at any time any trade name, trademark, service mark or other proprietary business designation used or owned in connection with the business of the Company.

         12. Specific Performance and Other Remedies. Executive acknowledges and agrees that the Company has no adequate remedy at law for a breach or threatened breach of any of the provisions of Sections 10(a)(i), 10(a)(ii), 10(b) or 11 and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

         13.      Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws.

                  (b) Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes any prior employment agreements between the Company and Executive. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                  (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to the term or any other term of this Agreement. Any such waiver must be in writing and signed by Executive or any authorized officer of this Company, as the case may be.

                  (d) Severability. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in Sections 10 and 11 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory restrictions in Section 10 or any other restriction contained in Section 10 or 11 is an unenforceable restriction against Executive, such provisions shall not be rendered void but shall be deemed amended to apply to such maximum time and territory, if applicable, or otherwise to such maximum extent as such court may judicially determine or indicate to be enforceable. In the event that any provision of this Agreement shall nevertheless be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                  (e) Assignment. This Agreement shall not be assignable by Executive. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the parties hereto.

                  (f) Communications. For the purpose of this Agreement, notices and all other communications provided for this Agreement shall be in writing and shall be deemed to have been duly given when faxed or delivered or two business days after being mailed by the United States Registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business, and to Executive at his last known place of business or his residence.

                  (g) Withholding Taxes. The Company may withhold from any and all amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                  (h) Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of Executive's employment to the extent necessary to the agreed preservation of such rights and obligations.

                  (i) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  (j) Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                 Eye Care Centers of America, Inc.
                                 11103 West Avenue
                                 San Antonio, TX 78213



                                 By:  /s/ Bernard W. Andrews
                                    -------------------------------------------
                                      Bernard W. Andrews
                                      Title:  President/Chief Executive Officer



                                      /s/ Gary Hahs
                                    -------------------------------------------
                                      Gary Hahs
                                      Title:  Senior Vice President of
                                              Marketing & Real Estate


                                      - 9 -